   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998


     REGISTRATION NO. 333-60313

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ____________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      ON
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________

                             BANK ONE CORPORATION
            (Exact name of registrant as specified in its charter)


             DELAWARE                                     31-1597175
  (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

        100 EAST BROAD STREET                                 43271
           COLUMBUS, OHIO                                   (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


               FIRST CHICAGO CORPORATION 1983 STOCK OPTION PLAN
                FIRST CHICAGO CORPORATION STOCK INCENTIVE PLAN
                LAKE SHORE BANCORP., INC. STOCK INCENTIVE PLAN
    FIRST CHICAGO NBD CORPORATION EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
           FIRST CHICAGO NBD CORPORATION SAVINGS AND INVESTMENT PLAN
                 NBD BANCORP, INC. PERFORMANCE INCENTIVE PLAN
               FIRST CHICAGO NBD CORPORATION DIRECTOR STOCK PLAN
             FIRST CHICAGO NBD CORPORATION STOCK PERFORMANCE PLAN
            BARRINGTON BANCORP 1993 STOCK OPTION AND INCENTIVE PLAN
              INB FINACIAL CORPORATION 1990 STOCK INCENTIVE PLAN
             INB FINANCIAL CORPORATION INCENTIVE STOCK OPTION PLAN
           AMERIFED FINANCIAL CORP. 1991 INCENTIVE STOCK OPTION PLAN
                  FNW BANCORP, INC. 1989 STOCK INCENTIVE PLAN
                      SUMMCORP EMPLOYEE STOCK OPTION PLAN
                          (FULL TITLES OF THE PLANS)

                           STEVEN ALAN BENNETT, ESQ.
                             BANK ONE CORPORATION
                             100 EAST BROAD STREET
                           COLUMBUS, OHIO 43271-0158
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                (614) 248-7590
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                           SHERMAN I. GOLDBERG, ESQ.
                         FIRST CHICAGO NBD CORPORATION
                            ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60670

--------------------------------------------------------------------------------
                            Amending the Prospectus

                                EXPLANATORY NOTE


  This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 333-60313 which was previously filed on Form S-4 (the "Original Registration Statement") in connection with the mergers (the "Mergers") of each of First Chicago NBD Corporation, a Delaware corporation ("FCN"), and BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"), with and into BANK ONE CORPORATION, a Delaware corporation ("ONE"). The Original Registration Statement as amended by this Post-Effective Amendment No. 1 is referred to herein as the "Registration Statement". In connection with the filing of the Original Registration Statement, 547,000,000 shares of ONE Common Stock, $0.01 par value per share (the "ONE Common Stock"), were registered with the Securities and Exchange Commission (the "Commission") and the applicable filing fee was paid. The number of shares so registered pursuant to the Original Registration Statement were those shares which are expected to be distributed to the holders of FCN Common Stock, $1.00 par value per share (the "FCN Common Stock"), in connection with the Mergers and those shares which are necessary to be distributed, or reserved for issuance, to FCN employees and directors in connection with certain employee benefit plans of FCN in effect at the time of the Mergers as listed on the cover of this Post-Effective Amendment No.1 (the "FCN Plans"). Pursuant to the terms of the Mergers, all outstanding FCN employee and director stock options exercisable for FCN Common Stock under the FCN Plans are to be converted into stock options exerciseable for ONE Common Stock after the effective time of the Mergers based on a formula which will be described in the offering material sent to holders of FCN stock options. In addition, modifications will be made in the other FCN Plans to provide for the issuance of ONE Common Stock in lieu of FCN Common Stock, as provided in the relevant plan, after the effective time of the Mergers; updated offering materials also will be sent to participants in these plans.



         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The following documents heretofore filed by BANC ONE (File No. 1-8552) with the Commission are incorporated by reference in the Registration Statement:

       (a) BANC ONE's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

       (b) BANC ONE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

       (c) BANC ONE's Current Reports on Form 8-K dated January 26, 1998, April 14, 1998 (as amended by the Form 8-K/A filed April 21, 1998, as amended by the Form 8-K/A filed May 19, 1998, as amended by the Form 8-K/A filed August 17, 1998), April 22, 1998, July 21, 1998, July 22, 1998, July 24, 1998 (as
   amended by a Form 8-K/A filed August 11, 1998), July 24, 1998, August 28, 1998, September 11, 1998 and September 17, 1998; and

       (d) The description of BANC ONE Common Stock set forth in the BANC ONE Registration Statement filed pursuant Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") on Form 8-B on May 1, 1989, including any amendment or report filed with the Commission for the purpose of updating such description.

   The following documents heretofore filed by FCN (File No. 1-7127) with the Commission are incorporated by reference in the Registration Statement:

       (a) FCN's Annual Report on Form 10-K for the year ended December 31,
   1997;

       (b) FCN's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

       (c) FCN's Current Reports on Form 8-K dated January 16, 1998, February 17, 1998, April 10, 1998, April 13, 1998, April 21, 1998, May 19, 1998, July
   13, 1998, August 17, 1998,  September 11, 1998 and September 15, 1998.

   The following documents heretofore filed by ONE with the Commission are incorporated by reference in the Registration Statement:

       (a) The Joint Proxy Statement Prospectus of BANC ONE and FCN dated July 31, 1998.

   All documents filed by ONE, FCN, BANC ONE or any FCN Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.


Item 4.  Description of Securities

   This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel

   The validity of the shares of Common Stock of ONE offered hereby has been passed upon for ONE by Steven Alan Bennett, Senior Vice President and General Counsel of BANC ONE CORPORATION, the parent corporation of ONE. Mr. Bennett owns a number of shares of common stock of BANC ONE and holds options to purchase additional shares of common stock of BANC ONE.

   The consolidated financial statements of BANC ONE and its subsidiaries incorporated in this Registration Statement by reference to the BANC ONE Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report dated February 12, 1998 accompanying such financial statements and are incorporated herein in reliance upon the report of such firm, given on the authority of said firm as expert in accounting and auditing.

   The consolidated financial statements of FCN included in the Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as expert in accounting and auditing in giving said report.


Item 6.  Indemnification of Directors and Officers

   ONE is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgements, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

   Article Seventh of ONE's Certificate of Incorporation will, at the consummation of the Mergers, provide for indemnification of directors and officers. The provision will provide that any person shall to the fullest extent permitted by the General Corporation Law of the State of Delaware be indemnified and reimbursed by ONE for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of ONE, or of any corporation or organization which the person served in any capacity at the request of ONE. Such Article Seventh, as permitted by the General Corporation Law of the State of Delaware, also provides that a director of ONE shall not be personally liable to ONE or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to ONE or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.

  The First Chicago NBD Corporation Savings and Investment Plan (the "Plan") provides that, to the extent permitted by law, any person who is a present or former director, officer or employee of any employer covered by the Plan to whom the Retirement Committee, which administers the Plan, or an employer has delegated any portion of its responsibilities under the Plan and each present or former Retirement Committee member shall be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the
Plan) from and against any and all claims of liability to which such person may be subjected by reason of any act done or omitted to be done in good faith with respect to the administration of the Plan or the investment of the trust fund, including all expenses reasonably incurred in the individual's defense, in the event that the employers fail to provide such defense.

   The First Chicago Corporation 1983 Stock Option Plan (the "1983 Plan") provides that any person who is or was a director, officer or employee of an employer whose employees were eligible to participate in the 1983 Plan and each non-officer director shall be entitled to indemnification by such employers from and against any and all liability or claim to liability to which such person may be subjected by reason of any act done in good faith or omitted to be done in good faith with respect to the administration of the 1983 Plan, including all expenses reasonably incurred in the individual's defense, in the event that such employers fail to provide such defense.

   The First Chicago NBD Corporation Employee Stock Purchase and Savings Plan (the "Stock Purchase Plan") provides that any person who is a director, officer or employee of FCN (or its successor) or a corporation whose employees are eligible to participate in the Stock Purchase Plan and each member of the committee administering the Stock Purchase Plan shall be entitled to indemnification by FCN (or its successor) from and against any and all liability or claim of liability to which such person may be subjected by reason of any act done or omitted to be done in good faith with respect to the administration of the Stock Purchase Plan, including all expenses reasonably incurred in his defense in the event that FCN fails to provide such defense.

   Each of the INB Financial Corporation 1990 Stock Incentive Plan and the FNW Bancorp, Inc. 1989 Stock Incentive Plan provides that each person who is a member of the Board of Directors of FCN (or its successor) or a member of the Board committee which administers such plan shall be indemnified by FCN (or its successor) against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the applicable plan and against and from any and all amounts paid by him in settlement thereof, with FCN's (or its successor's) approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give FCN (or its successor) an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. This indemnification is not exclusive of any other rights of indemnification to which such director may otherwise be entitled to from FCN (or its successor).

   The directors and officers of ONE may be covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling ONE pursuant to the foregoing provisions, ONE has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.

   This item is inapplicable.

Item 8.  Exhibits.

       The FCN Savings and Investment Plan (including any amendments thereto) has been, or will be, submitted to the Internal Revenue Service (the "IRS") in a timely manner and the Registrant undertakes to make all changes required by the IRS to qualify such plan under Section 401 of the Internal Revenue Code.

   This Registration Statement includes the following Exhibits:


   Exhibit
   Number                     Description of Exhibits
   ------                     -----------------------

   2.1 Agreement and Plan of Reorganization, dated as of April 10, 1998, by and among BANK ONE CORPORATION (formerly Hornet Reorganization Corporation), a Delaware corporation, BANC ONE CORPORATION, an Ohio corporation, and First Chicago NBD Corporation, a Delaware corporation (incorporated by reference to Exhibit 2.1 of the Form 8-K of BANC ONE CORPORATION dated April 10, 1998).

   5.1 Opinion of Steven Alan Bennett, Senior Vice President and General Counsel of BANC ONE CORPORATION, as to legality of securities being issued

   23.1        Consent of PricewaterhouseCoopers LLP

   23.2        Consent of Arthur Andersen LLP

   23.3 Consent of Steven Alan Bennett, Senior Vice President and General Counsel of BANC ONE CORPORATION (included in Exhibit 5.1 hereof)

   24.1        Powers of Attorney*

   99.1 Form of First Chicago NBD Corporation Savings and Investment Plan (incorporated by reference to Exhibit 99 to First Chicago NBD Corporation's Form S-8 Registration Statement (File No. 333-59045))

   99.2 First Chicago NBD Corporation Employee Stock Purchase and Savings Plan (incorporated by reference to Exhibit 28 to First Chicago's Form S-8 Registration Statement (File No.33-50574))]

   99.3 First Chicago Corporation 1983 Stock Option Plan (incorporated by reference to Exhibit 28 to First Chicago Corporation's Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-15779))

   99.4 First Chicago Corporation Stock Incentive Plan (incorporated by reference to Exhibit 10(A) to First Chicago Corporation's 1990 Annual Report on Form 10-K (File No. 1-6052))

   99.5 Lake Shore Bancorp., Inc. Stock Incentive Plan (incorporated by reference to Exhibit 99 to First Chicago Corporation's Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-52259))

   99.6 First Chicago NBD Corporation Stock Performance Plan (incorporated by reference to Exhibit 10(Y) to First Chicago NBD Corporation's 1995 Annual Report on Form 10-K (File No. 1-7127))

   99.7 First Chicago NBD Corporation Director Stock Plan (incorporated by reference to Exhibit 10 (X) to First Chicago NBD Corporation's 1995 Annual Report on Form 10-K (File No. 1-7127))

   99.8 Barrington Bancorp 1993 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.2 to Barrington Bancorp's Registration Statement on Form S-1 (File No. 33-74338))

   99.9 NBD Bancorp, Inc. Performance Incentive Plan (incorporated by reference to Exhibit 10(a) of NBD Bancorp, Inc.'s 1991 Annual Report on Form 10-K (File No. 1-7127))

   99.10 INB Financial Corporation 1990 Stock Incentive Plan (incorporated by reference to the document describing the plan dated July 3, 1990, constituting part of the Prospectus as filed as part of INB Financial Corporation's Registration Statement on Form S-8 (File No. 33-35714))

   99.11 INB Financial Corporation Incentive Stock Option Plan (incorporated by reference to the Prospectus dated June 19, 1989, filed as part of INB Financial Corporation's Registration Statement on Form S-8 (File No. 33-13611))

   99.12 Amerifed Financial Corp. 1991 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.6 to Amerifed Financial Corp.'s Registration Statement on Form S-1 (File No. 33-40452))

   99.13       FNW Bancorp, Inc. 1989 Stock Incentive Plan

   99.14       SUMMCORP Employee Stock Option Plan

   _______________________________
   * Previously filed.

Item 9.     Undertakings.

   The undersigned Registrant hereby undertakes:


             (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to Registrant's indemnification provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, ONE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 30th day of September, 1998.


                                    BANK ONE CORPORATION


                                         /s/  Steven Alan Bennett
                                    By:  ______________________________________
                                         Steven Alan Bennett
                                         Vice President, Secretary and Assistant
                                         Treasurer



    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 30, 1998.


       Signature              Title
       ---------              -----

/s/ John B. McCoy*          Chairman, Chief Executive Officer and Director
--------------------------  (Principal Executive Officer)
  John B. McCoy


/s/ Michael J. McMennamin* Vice President, Treasurer and Assistant Secretary -------------------------- (Principal Financial and Accounting Officer) Michael J. McMennamin


/s/ William P. Boardman*    Director
--------------------------
  William P. Boardman


/s/ Richard J. Lehmann*     Director
--------------------------
  Richard J. Lehmann


_______________

* The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.


                                    /s/  Steven Alan Bennett
                                   ______________________________
                                   Steven Alan Bennett
                                    Attorney-in-Fact

                                 EXHIBIT INDEX

   Exhibit
   Number                     Description of Exhibits
   ------                     -----------------------

   2.1 Agreement and Plan of Reorganization, dated as of April 10, 1998, by and among BANK ONE CORPORATION (formerly Hornet Reorganization Corporation), a Delaware corporation, BANC ONE CORPORATION, an Ohio corporation, and First Chicago NBD Corporation, a Delaware corporation (incorporated by reference to Exhibit 2.1 of the Form 8-K of BANC ONE CORPORATION dated April 10, 1998).

   5.1 Opinion of Steven Alan Bennett, Senior Vice President and General Counsel of BANC ONE CORPORATION, as to legality of securities being issued

   23.1        Consent of PricewaterhouseCoopers LLP

   23.2        Consent of Arthur Andersen LLP

   23.3 Consent of Steven Alan Bennett, Senior Vice President and General Counsel of BANC ONE CORPORATION (included in Exhibit 5.1 hereof)

   24.1        Powers of Attorney*

   99.1 Form of First Chicago NBD Corporation Savings and Investment Plan (incorporated by reference to Exhibit 99 to First Chicago NBD Corporation's Form S-8 Registration Statement (File No. 333-59045))

   99.2 First Chicago NBD Corporation Employee Stock Purchase and Savings Plan (incorporated by reference to Exhibit 28 to First Chicago's Form S-8 Registration Statement (File No.33-50574))]

   99.3 First Chicago Corporation 1983 Stock Option Plan (incorporated by reference to Exhibit 28 to First Chicago Corporation's Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-15779))

   99.4 First Chicago Corporation Stock Incentive Plan (incorporated by reference to Exhibit 10(A) to First Chicago Corporation's 1990 Annual Report on Form 10-K (File No. 1-6052))

   99.5 Lake Shore Bancorp., Inc. Stock Incentive Plan (incorporated by reference to Exhibit 99 to First Chicago Corporation's Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-52259))

   99.6 First Chicago NBD Corporation Stock Performance Plan (incorporated by reference to Exhibit 10(Y) to First Chicago NBD Corporation's 1995 Annual Report on Form 10-K (File No. 1-7127))

   99.7 First Chicago NBD Corporation Director Stock Plan (incorporated by reference to Exhibit 10 (X) to First Chicago NBD Corporation's 1995 Annual Report on Form 10-K (File No. 1-7127))

   99.8 Barrington Bancorp 1993 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.2 to Barrington Bancorp's Registration Statement on Form S-1 (File No. 33-74338))

   Exhibit
   Number                     Description of Exhibits
   ------                     -----------------------

   99.9 NBD Bancorp, Inc. Performance Incentive Plan (incorporated by reference to Exhibit 10(a) of NBD Bancorp, Inc.'s 1991 Annual Report on Form 10-K (File No. 1-7127))

   99.10 INB Financial Corporation 1990 Stock Incentive Plan (incorporated by reference to the document describing the plan dated July 3, 1990, constituting part of the Prospectus as filed as part of INB Financial Corporation's Registration Statement on Form S-8 (File No. 33-35714))

   99.11 INB Financial Corporation Incentive Stock Option Plan (incorporated by reference to the Prospectus dated June 19, 1989, filed as part of INB Financial Corporation's Registration Statement on Form S-8 (File No. 33-13611))

   99.12 Amerifed Financial Corp. 1991 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.6 to Amerifed Financial Corp.'s Registration Statement on Form S-1 (File No. 33-40452))

   99.13       FNW Bancorp, Inc. 1989 Stock Incentive Plan

   99.14       SUMMCORP Employee Stock Option Plan

   _______________________________
   * Previously filed.